UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2015

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Effective October 19, 2015, the Board of Directors of Ashford Hospitality Trust, Inc. (the “Company”) adopted and approved Amendment No. 2 (the “Amendment No. 2”) to the Second Amended and Restated Bylaws of the Company, as amended by Amendment No. 1 on October 26, 2014 (as amended from time to time, the “Bylaws”). The following is a description of the revisions made to the Bylaws by Amendment No. 2:

•
Shareholder Rights Plan. Prior to the adoption of Amendment No. 2, the Bylaws did not contain any provisions relating to shareholder rights plans. Pursuant to Amendment No. 2, the Company will not adopt or maintain a shareholder rights plan unless and until the Company’s stockholders vote to authorize the adoption or maintenance thereof; provided, however, that the Company may adopt or maintain a shareholder rights plan for a period of up to twelve months if the Company’s Board of Directors determines that adopting or maintaining a shareholder rights plan is in the best interests of the Company.

•
Votes Required to Elect Directors. An amendment to the Company’s charter was adopted at the 2015 Annual Meeting of Stockholders of the Company regarding election of directors of the Company. Amendment No. 2 conformed the Bylaws provision regarding the election of directors to the Company’s charter provision, which provides that directors of the Company will be elected by the affirmative vote of a majority of the votes cast at any annual or special meeting of stockholders held for the purpose of electing directors, except in the case of a contested election which will require the vote of a plurality of the votes cast.

The foregoing summary is qualified in its entirety by reference to the Company’s Bylaws, as amended from time to time, filed as Exhibit 3.1 hereto and incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number         Description

3.1	Second Amended and Restated Bylaws of Ashford Hospitality Trust, Inc., as amended by Amendment No. 1 on October 26, 2014 and by Amendment No. 2 on October 19, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2015

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel